Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1 of our report dated March 12, 2026, of Syra Health Corp. relating to the audit of the financial statements as of December 31, 2025 and 2024, which appears in the Company’s Annual Report on Form 10K for the year ended December 31, 2025 and 2024, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPA’s, PLLC

The Woodlands, Texas
September 14, 2026